Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form S-4 of our report dated September 22, 2023, relating to the consolidated financial statements of Modulex Modular Buildings PLC as of June 30, 2022 and 2021 and to all references to our firm included in this registration statement.

Certified Public Accountants

Lakewood, CO

September 27, 2023